UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01.	Entry into a Material Definitive Agreement.

On February 3, 2023, Innovative Food Holdings, Inc. (the “Company”) entered into an Executive Employment Agreement with Robert William Bennett (the “RWB Agreement”). The RWB Agreement provides, among other things, for Mr. Bennett to become the Company’s Chief Executive Officer; Mr. Bennett, and one designee, to be nominated to the Company’s Board of Directors during his tenure as CEO; employment at-will with an initial term of employment from February 28, 2023 through December 31, 2025 with 12 months of Base Salary as severance payments if terminated without cause or resignation with Good Reason; an annual Base Salary of $375,000 with at least 3% annual increases with additional annual increases of 20% if certain cash flow metrics are met; a $50,000 signing bonus; an additional Bonus, triggered based on certain conditions being met, of up to $300,000 payable over time; annual incentive bonus equal to at least 50% of Base Salary; reimbursement of legal fees up to $10,000; and participation in the Company’s benefit plans. Mr. Bennett is also subject to the Company’s clawback policies and certain restrictive covenants including confidentiality, non-compete and non-solicitation.

In addition, Mr. Bennett is eligible for stock grants based upon the market price of the Company’s common stock meeting certain price points at various 60-day volume weighted prices, as described in the chart below:

Stock Threshold Target	Number of Shares Granted
$0.60

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 2.00% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 943,531

$0.80

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 1.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 707,649

$1.00

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 1.00% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 471,766

$1.20

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.75% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 353,824

$1.40

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.75% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 353,824

$1.60

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 235,883

$1.80

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 235,883

$2.00

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 235,883

On February 3, 2023, the Company entered into an Agreement and General Release and a Side Letter thereto with Sam Klepfish (the “SK Agreements”). The SK Agreements provide, among other things, for Mr. Kelpfish’s resignation from all positions with the Company and its subsidiaries on the Separation Date, except that Mr. Klepfish will remain a director and Chairman of the Board of the Company, confidentiality and non-disparagement conditions, nomination of Mr. Klepfish for future election to the board of directors at least through the 2024 general meeting of shareholders based on certain minimum stock ownership and Board Observer rights when Mr. Klepfish is no longer a director but maintains certain minimum agreed upon stock ownership. The payment terms are $250,000 upon effectiveness and $6,410.26 in periodic weekly payments from March 8, 2023 through March 6, 2026, which, though documented, the total amounts of such payments is an unsecured debt obligation of the Company, delivery of 400,000 shares of the Company’s common stock 30 days after effectiveness and delivery on June 1, 2027 of additional shares of the Company’s common stock equal to the greater of (i) the number of shares with an aggregate fair market value of $400,000.00 on such date, and (ii) 266,666 shares. The SK Agreements will be effective upon the employment commencement date of the successor Chief Executive Officer of the Company (see above) or upon an earlier date.

The foregoing descriptions of the RWB and SK Agreements are qualified in their entirety by reference to the Agreements attached as exhibits to this Form 8-K and incorporated by reference in this Item 1.01. Defined terms used in this 8-K and not defined herein shall have the meanings assigned them in the respective Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Executive Employment Agreement dated February 3, 2023 between the Registrant and Robert William Bennett.
10.2*	Agreement and General Release dated February 3, 2023 between the Registrant and Samuel Klepfish
10.3	Side Letter dated February dated February 3, 2023 between the Registrant and Samuel Klepfish
99.1	Press release dated February 7, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act. The Company agrees to furnish supplementally any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: February 7, 2023
By: /s/ SAM KLEPFISH Sam Klepfish, CEO